                                                                     EXHIBIT 3.3

         This ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of June 21, 1999 is among Lehigh Acres First National Bancshares, Inc., a Florida corporation ("Lehigh Bancshares") and Lehigh One, Inc., a Florida corporation ("Lehigh One").

         WHEREAS, Lehigh Bancshares was incorporated on May 19, 1999 for the purpose of becoming a bank holding company in order to initially hold all of the shares of Lehigh Acres First National Bank (proposed)(the "Bank");

         WHEREAS, the organizers of the Bank formed Lehigh One on April 14, 1998 to facilitate in the formation processes of both Lehigh Bancshares and the Bank;

         WHEREAS, the Lehigh Bancshares proposes to acquire and assume all of the assets, liabilities, rights, revenues, contracts, and expenses acquired, incurred, or undertaken by Lehigh One from the date of its inception until the date of this Agreement;

         WHEREAS, the sole shareholder and creditors of Lehigh One propose to assign and transfer all of the assets, liabilities, rights, revenues, contracts, and expenses acquired, incurred, or undertaken by Lehigh One from the date of its inception until the date of this Agreement to Lehigh Bancshares for a sum of $10.00 and other valuable consideration.

         NOW THEREFORE, in consideration of $10.00 in hand paid and the mutual promises and covenants set forth below, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1: Assignment. Lehigh One hereby transfers, assigns, sells, conveys, and delivers all of its assets, liabilities, rights, revenues, contracts, and expenses to Lehigh Bancshares.

         SECTION 2: Assumption. Lehigh Bancshares hereby assumes and acquires all of the assets, liabilities, rights, revenues, contracts, and expenses of Lehigh One.

         SECTION 3: Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed an original, and which when taken together shall constitute one complete instrument.

                        (SIGNATURES OF FOLLOWING PAGES)

         IN WITNESS WHEREOF, the parties hereto execute this agreement as of that date and the year first above written.

LEHIGH ONE, INC.

  /s/ Lloyd J. Weber
-----------------------------------
Lloyd J. Weber, Sole Shareholder


CONSENTED TO BY:


  /s/ Robert C. Bagans                                  /s/ Calvin Beals
-----------------------------------                   ------------------------------
Robert C. Bagans, Creditor                            Calvin Beals, Creditor

/s/ Benjamin Bell                                       /s/ Craig A. Dearden
-----------------------------------                   ------------------------------
Benjamin Bell, Creditor                               Craig A. Dearden, Creditor

 /s/ Paul Dinger                                        /s/ Teresa Goodlad
-----------------------------------                   ------------------------------
Paul Dinger, Creditor                                 Teresa Goodlad, Creditor

/s/ James D. Hull                                     /s/ Vikas K. Jain
-----------------------------------                   ------------------------------
James D. Hull, Creditor                               Vikas K. Jain, Creditor

 /s/ Lawrence J. Murphy                                /s/ Micki J. Regas
-----------------------------------                   ------------------------------
Lawrence J. Murphy, Creditor                          Micki J. Regas, Creditor

/s/ Patricia A. Regas                                  /s/ Kenneth C. Wolfe
-----------------------------------                   ------------------------------
Patricia A. Regas, Creditor                           Kenneth C. Wolfe, Creditor

/s/ Fred J. Anderson
-----------------------------------
Fred J. Anderson, Creditor

/s/ James O. Phebus
-----------------------------------
James O. Phebus, Creditor

LEHIGH ACRES FIRST NATIONAL BANCSHARES, INC.

/s/ Lloyd J. Weber
-----------------------------------                   ------------------------------
Lloyd J. Weber, CEO                                   Robert C. Bagans, Director

/s/ Calvin Beals                                      /s/ Benjamin Bell
-----------------------------------                   ------------------------------
Calvin Beals, Director                                Benjamin Bell, Director

/s/ Craig A. Dearden                                  /s/ Paul Dinger
-----------------------------------                   ------------------------------
Craig A. Dearden, Director                            Paul Dinger, Director

/s/ Teresa Goodlad                                    /s/ James D. Hull
-----------------------------------                   ------------------------------
Teresa Goodlad, Director                              James D. Hull, Director

/s/ Vikas K. Jain                                     /s/ Lawrence J. Murphy
-----------------------------------                   ------------------------------
Vikas K. Jain, Director                               Lawrence J. Murphy, Director

/s/ Micki J. Regas                                    /s/ Patricia A. Regas
-----------------------------------                   ------------------------------
Micki J. Regas, Director                              Patricia A. Regas, Director

/s/ E. Byron Richardson                               /s/ Kenneth K. Thompson
-----------------------------------                   ------------------------------
E. Byron Richardson, Director                         Kenneth K. Thompson, Director

/s/ Kenneth C. Wolfe
-----------------------------------
Kenneth C. Wolfe, Director
